                                                     EXHIBIT 11
                                    CANANDAIGUA WINE COMPANY, INC. AND SUBSIDIARIES
                             COMPUTATION OF NET INCOME PER COMMON AND COMMON EQUIVALENT SHARE
                                        (in thousands, except per share data)
                                                     (unaudited)
                                                                  For the Six Months Ended August 31,
                                                                  -----------------------------------
                                                                  1996                           1995
                                                                  ----                           ----
                                                                        Fully                         Fully
Net income per common and common equivalent share:         Primary      Diluted          Primary      Diluted
                                                           -------      -------          -------      -------
Net income available to common and common equivalent
 shares                                                  $  13,442    $  13,442        $  20,700    $  20,700
Adjustments                                                   -            -                -            -
Net income available to common and common equivalent       -------      -------          -------      -------
 shares                                                  $  13,442    $  13,442        $  20,700    $  20,700
                                                           =======      =======          =======      =======

Shares:
Weighted average common shares outstanding                  19,553       19,553           19,550       19,550
Adjustments:
(1) Assumed exercise of incentive stock options                204          204              285          313
(2) Assumed exercise of stock options                           38           38              168          218
Weighted average common and common equivalent shares       -------      -------          -------      -------
 outstanding                                                19,795       19,795           20,003       20,081
                                                           =======      =======          =======      =======
Net income per common and common equivalent share        $     .68    $     .68        $    1.03    $    1.03
                                                           =======      =======          =======      =======

                                                                  For the Three Months Ended August 31,
                                                                  -------------------------------------
                                                                  1996                           1995
                                                                  ----                           ----
                                                                        Fully                         Fully
Net income per common and common equivalent share:         Primary      Diluted          Primary      Diluted
                                                           -------      -------          -------      -------
Net income available to common and common equivalent
 shares                                                  $   4,941    $   4,941        $  10,063    $  10,063
Adjustments                                                   -            -                -            -
Net income available to common and common equivalent       -------      -------          -------      -------
 shares                                                  $   4,941    $   4,941        $  10,063    $  10,063
                                                           =======      =======          =======      =======
Shares:
Weighted average common shares outstanding                  19,477       19,477           19,567       19,567
Adjustments:
(1) Assumed exercise of incentive stock options                152          152              291          311
(2) Assumed exercise of stock options                           24           24              182          218
Weighted average common and common equivalent shares       -------      -------          -------      -------
 outstanding                                                19,653       19,653           20,040       20,096
                                                           =======      =======          =======      =======
Net income per common and common equivalent share        $     .25    $     .25        $     .50    $     .50
                                                           =======      =======          =======      =======